EXHIBIT - 24

                               POWER OF ATTORNEY

  Know all by these presents, that effective February 27, 2014, Gary Tillett
(the "Undersigned") hereby makes, constitutes and appoints each of Jonathan
Pedersen, Stuart D. Boyd, Kimberly Perez, Melissa Henry, and Jeanetta Brown
signing singly, as the Undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the Undersigned to:

  (1) prepare, execute in the Undersigned's name and on the Undersigned's behalf, and submit to the U.S. Securities and Exchange Commission ("SEC")
      a Form ID, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the
      Undersigned to make electronic filings with the SEC of reports required by
      Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act")
      or any rule or regulation of the SEC;

  (2) prepare, execute and file for and on behalf of the Undersigned Forms
      3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder;

  (3) do and perform any and all acts for and on behalf of the Undersigned hich may be necessary or desirable to complete and execute any such Form
      ID or Form 3, 4 or 5, including any amendments thereto and timely file any such form with the SEC and any stock exchange or similar authority; and

  (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
      Undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the Undersigned pursuant to this Power of
      Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

  The Undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The Undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Undersigned, are not assuming the
Undersigned's responsibilities to comply or liabilities resulting from the
Undersigned's failure to comply with any of the Undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

  This Power of Attorney shall be effective as of the date written above and remain in full force and effect until the Undersigned is no longer required to file Forms 3, 4 and 5, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in- fact.

  IN WITNESS WHEREOF, the Undersigned has caused this Power of Attorney to be executed as of:

                         Signature:  /s/ Gary Tillett
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                         Print Name: Gary Tillett
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